SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by rule 14a-
     6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                          UTAH MEDICAL PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filling Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
   2)    Form, Schedule, or Registration Statement No.:
   3)    Filing Party:
   4)    Date Filed:

                                 ______________

                                  UTAH MEDICAL
                                 PRODUCTS, INC.
                                 ______________


                               [GRAPHIC OMITTED]


March 19, 2004


Dear UTMD Shareholder:


You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Utah Medical Products, Inc. (UTMD). The meeting will be held promptly at 12:00 noon (local time), on Friday, May 7, 2004, at the corporate offices of UTMD, 7043 South 300 West, Midvale, Utah USA. Please use the North Entrance.

Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date (or their authorized representatives) and guests of the Company. Proof of ownership can be a copy of the enclosed proxy card. You may wish to refer to page one of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.


At the Annual Meeting, we seek the approval of UTMD shareholders to elect one director and consider other business. If you think you will be unable to attend the meeting, please complete your proxy and return it as soon as possible. If you decide later to attend the meeting, you may revoke the proxy and vote in person.

In order to receive UTMD's public announcements and other disclosures including financial information, such as SEC Forms 10-K and 10-Q, you have several options for obtaining the information. You can be added to the Company mail or fax lists by contacting Paul Richins with your mailing address or fax number, by sending an instruction letter to the corporate address, by calling (801-569-4200) with instructions, or by e-mailing your contact information to info@utahmed.com. As an alternative, you can view and print Company financial and other information directly from UTMD's website; http://www.utahmed.com.

Thank you for your ownership in UTMD!

Sincerely,

/s/ Kevin L. Cornwell

Kevin L. Cornwell
Chairman & CEO

                           UTAH MEDICAL PRODUCTS, INC.
                               7043 South 300 West
                               Midvale, Utah 84047
                                 (801) 566-1200
                                 _______________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2004


TO THE SHAREHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

         The Annual Meeting of Shareholders (the "Annual Meeting") of UTAH MEDICAL PRODUCTS, INC. (the "Company" or "UTMD"), will be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 7, 2004, at 12:00 noon, local time, for the following purposes:

     (1) To elect one director to serve for a term expiring at the 2007 Annual Meeting and until a successor is elected and qualified;

     (2) To transact such other business as may properly come before the Annual Meeting.

         UTMD's Board of Directors recommends a vote "FOR" the nominated director, whose background is described in the accompanying Proxy Statement, and for the other proposal.

         Only shareholders of record at the close of business on March 5, 2004 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

         This Proxy Statement and form of proxy are being first furnished to shareholders of the Company on approximately April 1, 2004.

         THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Kevin L. Cornwell

                                             Kevin L. Cornwell, Secretary

Salt Lake City, Utah
Dated: March 19, 2004

_______________________________________________________________________________


         PLEASE PROMPTLY FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

         If your shares are held in the name of a third party brokerage firm, nominee, or other institution, only that third party can vote your shares. In that case, please promptly contact the third party responsible for your account and give instructions how your shares should be voted.

                                TABLE OF CONTENTS
                                -----------------


                                                                           PAGE
                                                                           ----


PROXY STATEMENT ...........................................................  1

PROPOSAL NO. 1. ELECTION OF DIRECTORS .....................................  2

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS  .....................  4

EXECUTIVE OFFICER COMPENSATION ............................................  5


BOARD OF DIRECTORS and BOARD COMMITTEE REPORTS  ...........................  6
     Stockholder Communications with Directors  ...........................  8
     Report of the Audit Committee  .......................................  9
     Report of the Compensation and Option Committee ......................  9
     Outside Directors' Compensation .....................................  13

STOCK PERFORMANCE CHART ..................................................  14

INDEPENDENT PUBLIC ACCOUNTANTS  ..........................................  15

SHAREHOLDER PROPOSALS ....................................................  16

MISCELLANEOUS ............................................................  16

                           UTAH MEDICAL PRODUCTS, INC.
                                 PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of UTAH MEDICAL PRODUCTS, INC. (the "Company" or "UTMD") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 7, 2004, at 12:00 noon, local time, and any postponement or adjournment(s) thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If the enclosed proxy is signed and timely returned without specific instructions, it will be voted at the Annual Meeting:

     (1)  FOR the election of Barbara A. Payne as director; and

     (2) IN accordance with the best judgment of the persons acting under the proxies on other matters presented for a vote.

     The Board of Directors has approved the foregoing proposals and recommends that the shareholders vote in favor of each of the proposals. Proxies solicited by the Company will be voted FOR each of the proposals unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

     A proxy for the Annual Meeting is enclosed. It is important that each shareholder complete, sign, date and return the enclosed proxy promptly, whether or not she/he plans to attend the Annual Meeting. Any shareholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the Secretary of the Company with an instrument revoking the proxy or by providing the Secretary of the Company with a duly executed proxy bearing a later date. In addition, a shareholder may revoke her/his proxy by attending the Annual Meeting and electing to vote in person.

     Proxies are being solicited by the Company. All costs and expenses incurred in connection with the solicitation will be paid by the Company. Proxies are being solicited by mail, but in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, facsimile transmission, telegraph or overnight courier.

     Only holders of the 4,479,903 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issued and outstanding as of the close of business on March 5, 2004 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 4,479,903 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies, as well as shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes. Under the Utah Revised Business Corporation Act, matters other than the election of directors and certain specified extraordinary matters are approved if the number of votes cast FOR exceed the number of votes cast AGAINST. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved or a director has been elected.

     Officers and directors holding an aggregate of 232,000 shares, or approximately 5.3%, of the issued and outstanding stock have indicated their intent to vote in favor of all proposals.

-------------------------------------------------------------------------------
                      PROPOSAL NO. 1. ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

General


     The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director's successor is elected and qualified. One class of the Board of Directors shall be elected each year at the annual meeting of the shareholders of the Company. The Board of Directors has nominated Barbara A. Payne for election as director for a three-year term expiring at the 2007 Annual Meeting.

     It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominee named above as director of the Company, except as otherwise specified in the proxy. In the event the nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such other person as may be designated by the Board of Directors. The officers of the Company are elected to serve at the pleasure of the Board of Directors. The information concerning the nominees and other directors and their security holdings has been furnished by them to the Company. (See "PRINCIPAL SHAREHOLDERS" below.)

Directors and Nominees

     The Board of Directors' nominee for election as director of the Company at the Annual Meeting is Barbara A. Payne. The other members of the Board of Directors were elected at the Company's 2002 and 2003 meetings for terms of three years, and therefore, are not standing for election at the Annual Meeting. The terms of Mr. Cornwell and Mr. Richins expire at the 2006 Annual Meeting, and the terms of Dr. Bennett and Mr. Hoyer expire at the 2005 Annual Meeting. The Board of Directors has determined that Dr. Payne, Dr. Bennett and Mr. Hoyer are independent directors within the meaning of NASD Rule 4200(a)(15). Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the director standing for reelection to the Board.


                                      Year
                                      First                  Business Experience during Past Five Years
Name                      Age        Elected                            and Other Information
----                      ---        -------         ---------------------------------------------------------
Kevin L. Cornwell          57         1993           Chairman of UTMD since 1996.  President and CEO since
                                                     December 1992; Secretary since 1993.  Has served in various senior operating management positions in several
                                                     technology-based companies over a 30-year time span,
                                                     including as a director on seven other company boards.
                                                     Received B.S. degree in chemical engineering from Stanford
                                                     University, M.S. degree in engineering-economic systems from the Stanford Graduate School of Engineering, and M.B.A.
                                                     degree specializing in finance from the Stanford Graduate
                                                     School of Business.

Stephen W. Bennett         71         1994           Retired.  Served five years as fund manager, director and
                                                     senior analyst for health care investments for an
                                                     institutional investment firm.  Received B.A. degree in
                                                     biology from Stanford University, M.D. degree from Stanford
                                                     School of Medicine, M.P.H. and T.M. degree and Dr.P.H.
                                                     degree from Tulane School of Medicine.

Ernst G. Hoyer             66         1996           Retired.  Served until 2003 as General Manager of Petersen
                                                     Precision Engineering Company, Redwood City, CA.  Previously
                                                     served in engineering and general management positions for four technology-based companies over a 34-year time span.
                                                     Received B.S. degree in process engineering from the
                                                     University of California, Berkeley, and M.B.A. degree from the University of Santa Clara.

                                       2

                                      Year
                                      First                  Business Experience during Past Five Years
Name                      Age        Elected                            and Other Information
----                      ---        -------         ---------------------------------------------------------

Barbara A. Payne           57         1997           Consultant.  Served over eighteen years as corporate
                                                     research scientist for a Fortune 50 firm, environmental
                                                     scientist for a national laboratory.  Received B.A. degree in psychology from Stanford University, M.A. degree from
                                                     Cornell University, and M.A. and Ph.D. degrees in sociology from Stanford University.

Paul O. Richins            43         1998           Chief Administrative Officer of UTMD since 1997.  Treasurer and Assistant Secretary since 1994.  Joined UTMD in 1990.
                                                     Received B.S. degree in finance from Weber State University, and M.B.A. degree from Pepperdine University.


Executive Officer Not a Director

     Greg A. LeClaire, age 34, has been Chief Financial Officer of UTMD since 2001, and Assistant Treasurer since 1998. Mr. LeClaire joined UTMD in 1994. He received a B.S. degree in accounting from the University of Utah, and an M.S. in Management degree from the Stanford Graduate School of Business.


Code of Ethics

     The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and principal financial officer, and to its directors. The Code of Ethics is available on the Company's website, www.utahmed.com.

Security Ownership of Management and Certain Persons


     The following table furnishes information concerning the ownership of the Company's Common Stock as of March 5, 2004, by the directors, the nominees for director, the executive officer named in the compensation tables on page 5, all directors and executive officers as a group, and those known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of December 31, 2003


                                           Nature of      Number of
              Name                         Ownership      Shares Owned  Percent
        -----------------------------    ------------    ------------- --------
    Principal Shareholders

         FMR Corp                            Direct      483,300        10.8%
         82 Devonshire Street
         Boston, Massachusetts 02109

    Directors and Executive Officers

         Kevin L. Cornwell (1)               Direct      170,885        3.8%
                                             Options     354,824        7.3%
                                                         -------
                                             Total       525,709       10.9%
         Ernst G. Hoyer (1)(2)(3)(4)         Direct       20,000        0.5%
                                             Options      50,000        1.1%
                                                          ------
                                             Total        70,000        1.5%

         Stephen W. Bennett (1)(2)(3)(4)     Direct       14,500        0.3%
                                             Options      50,000        1.1%
                                                          ------
                                             Total        64,500        1.4%
         Paul O. Richins                     Direct        8,941        0.2%
                                             Options      33,699        0.7%
                                                          ------
                                             Total        42,640        0.9%
         Barbara A. Payne (2)(3)4)           Direct       13,304        0.3%
                                             Options      12,413        0.3%
                                                          ------
                                             Total        25,717        0.6%

         All officers and directors          Direct      232,280        5.2%
         as a group (10 persons)             Options     573,338       11.3%
                                                         -------
                                             Total       805,618       15.9%


---------------------------------
(1)   Executive Committee member.
(2)   Audit Committee member.
(3)   Nominating Committee member.
(4)   Compensation and Option Committee member.

     In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power. Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates. Percentages calculated for totals assume the exercise of options comprising such totals.

Section 16(a) Beneficial Ownership Reporting Requirements
---------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to persons who were officers, directors and greater than 10% shareholders during the preceding fiscal year were complied with.

                         EXECUTIVE OFFICER COMPENSATION

     The following table sets forth, for each of the last three fiscal years, cash compensation received by the Company's Chief Executive Officer. No other executive officer received salary and bonus for services that exceeded $100,000 for the fiscal year ended December 31, 2003:

                                              Summary Compensation Table

                                      Annual Compensation                 Long-Term Compensation
----------------------- ------- --------------------------------- ---------------------------------------
                                                                          Awards              Payouts
----------------------- ------- --------------------------------- ------------------------ -------------- ----------
         (a)             (b)       (c)         (d)        (e)        (f)          (g)           (h)          (i)

                                                         Other                  Securities                   All
                                                         Annual   Restricted   Underlying                   Other
                                                         Compen     Stock       Options/        LTIP       Compen-
Name and Principal                Salary      Bonus      -sation   Award(s)       SARs         Payouts      sation
Position                 Year      ($)         ($)       ($)(1)       ($)          (#)           ($)          ($)
----------------------- ------- ----------- ---------- ---------- ----------- ------------ -------------- ----------
Kevin L. Cornwell        2003      243,207    228,000      5,600       --          --             --           --
 Chairman & Chief        2002      233,769    245,100      5,300       --          --             --           --
 Executive Officer       2001      223,079    197,800      4,080       --          --             --           --

----------------------- ------- ----------- ---------- ---------- ----------- ------------ -------------- ----------
(1) Amounts are Company 401(k) matching contributions, and in 2002, reimbursement under UTMD's pet insurance plan.


Option/SAR Grants in Last Fiscal Year

     During the most recent fiscal year, there were no option or SAR grants to any executive named in the Summary Compensation Table.

     The following table sets forth information respecting the exercise of options during the last completed fiscal year by each executive named in the Summary Compensation Table above, and the December 31, 2003 fiscal year-end values of unexercised options, based on the closing price of $26.14 for the Company's Common Stock on the Nasdaq Stock Market on December 31, 2003:

                   Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

        (a)                (b)             (c)                    (d)                           (e)
                                                          Number of Securities         Value of Unexercised
                                                         Underlying Unexercised      In-the-Money Options/SARs
                                           Value         Options/SARs at FY-End (#)          at FY-End ($)
                     Shares Acquired      Realized             Exercisable/                 Exercisable/
        Name         on Exercise (#)        ($)               Unexercisable                 Unexercisable
----------------------------------------------------------------------------------------------------------------
Kevin L. Cornwell        185,176        $2,213,454            354,824 / 0                 $5,762,493 / $0
----------------------------------------------------------------------------------------------------------------

Disclosure Respecting the Company's Equity Compensation Plans

     The following table summarizes, as of the end of the most recent fiscal year, compensation plans, including individual compensation arrangements, under which equity securities of the Company are authorized for issuance, aggregated for all compensation plans previously approved by shareholders and for all plans not previously approved by shareholders:


                                                                                      Number of Securities
                                                                                       Remaining Available
                                      Number of Securities                             for Future Issuance
                                       To Be Issued upon        Weighted-Average          under Equity
                                          Exercise of          Exercise Price of       Compensation Plans
                                      Outstanding Options,    Outstanding Options,    (excluding securities
                                      Warrants and Rights     Warrants and Rights      reflected in column
Plan Category                                 (a)                     (b)                     (a))
                                                                                             (c) (1)
                                     ----------------------- ----------------------- ------------------------
Equity compensation plans
  approved by security holders                 759,000               $10.91                 1,676,000
Equity compensation plans not
  approved by security holders                       -            (Not applicable)                  -
                                         -------------            ----------------   ----------------
         Total                                 759,000               $10.91                 1,676,000
                                         =============                               ================

     (1) As of January 30, 2004, 300,000 shares are available for future issuance due to the January 29, 2004 termination of the 1994 Employee
     Incentive Plan. Up to an additional 100,000 shares will be added to the available shares on the first day of each calendar year through 2013.



Employment Agreements, Termination of Employment, and Change in Control

      The Company is required to pay Mr. Cornwell additional compensation in the event his employment is terminated as a result of a change in control at the election of the Company or by the mutual agreement of Mr. Cornwell and the Company. Under the agreement, the additional compensation that the Company is required to pay Mr. Cornwell is equal to his last three years' income inclusive of salary and bonus, and the appreciation of stock value for awarded options above the option exercise price. In the event of a change in control, the Company will also pay Mr. Cornwell incentive compensation equal to about 1% of the excess value per share paid by an acquiring company that exceeds $14.00 per share.

     The Company is required to pay all other optionees under employee and outside director's option plans, the appreciation of stock value for awarded options above the option exercise price in the event of a change of control of the Company.

     The Company presently has no other employment agreements in the United States. In Ireland, the Company is subject to providing certain advance notice to its employees in the event of termination. Under the terms of employment grants awarded as incentives by the Industrial Development Agency (Ireland), the Company may be obligated to repay grants during a five-year period if employment declined from levels at which grants were claimed by UTMD.


                 BOARD OF DIRECTORS and BOARD COMMITTEE REPORTS

     The directors held four meetings during 2003 and one meeting to date in 2004. All of the directors attended all meetings during their respective incumbencies, with the sole exception that Dr. Payne missed the October 2003 meeting, but later reviewed and concurred with all resolutions.

         The Company has Executive, Audit, Nominating, and Compensation and Option Committees. The current members of the Company's committees are identified in the preceding table.

     The Executive Committee held two formal meetings during 2003, and one meeting to date in 2004. In addition, the Committee met informally about once per month. At its formal meetings, the Committee passed resolutions on behalf of the Board of Directors.

     The Audit Committee met twice during 2003 and once to date in 2004 to review the results of the 2002 audit by Tanner + Co., and the 2003 audit by Jones Simkins, P.C., UTMD's independent auditors for the years noted. The Audit Committee selects the Company's independent accountants, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures and programs to comply with applicable requirements relating to financial accountability.

     The Nominating Committee met informally during 2003. The Nominating Committee, which is comprised of the three independent members of the Board of Directors, takes the lead in nominating new directors. The Nominating Committee will consider nominees recommended by shareholders. In accordance with the Company's Bylaws, shareholders' nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the Annual Meeting at which the election is to be held (or if less than 40 days' notice of the date of the Annual Meeting is given or made to shareholders, not later than the tenth day following the date on which the notice of the Annual Meeting was mailed).

     When considering candidates for directors, the Nominating Committee takes into account a number of factors, including the following:

     o    judgment, skill, integrity and reputation;

     o    whether the candidate has relevant business experience;

     o whether the candidate has achieved a high level of professional accomplishment;

     o independence from management under both Nasdaq and Securities and Exchange Commission definitions;

     o    existing commitments to other businesses;

     o    potential conflicts of interest with other pursuits;

     o    corporate governance background and experience;

     o financial and accounting background that would permit the candidate to serve effectively on the Audit Committee;

     o    age, gender, and ethnic background; and

     o    size, composition, and experience of the existing Board of Directors.

     The committee will also consider candidates for directors suggested by stockholders using the same considerations. Stockholders wishing to suggest a candidate for director should write to Nominating Committee, c/o Utah Medical Products, Inc., 7043 South 300 West, Midvale, UT 84047 and include:

     o a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

     o    the name of and contact information for the candidate;

     o a statement that the candidate is willing to be considered and would serve as a director if elected;

     o a statement of the candidate's business and educational experience preferably in the form of a resume or curriculum vitae;

     o information regarding each of the factors identified above, other than facts regarding the existing Board of Directors, that would enable the committee to evaluate the candidate;

     o a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company; and

     o detailed information about any relationship or understanding between the stockholder and the proposed candidate.

     Before nominating a sitting director for reelection at an annual meeting, the committee will consider:

     o the director's performance on the Board of Directors and attendance at Board of Directors' meetings; and

     o whether the director's reelection would be consistent with the Company's governance guidelines and ability to meet all applicable corporate governance requirements.

     When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of the candidates, the committee will interview that candidate if it believes the candidate might be suitable for a position on the Board of Directors. The committee may also ask the candidate to meet with management. If the committee believes the candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate's nomination.

     The Nominating Committee operates under a written charter that is available for review at www.utahmed.com.

     The Compensation and Option Committee, comprised of three outside directors as indicated in the table above, consulted by telephone and met once formally in early 2004 to review 2003 management performance, recommend compensation, and develop compensation strategies and alternatives throughout the Company, including those discussed in the committee's report contained in this Proxy Statement. The deliberations culminated in recommendations at the February 2004 Board meeting.

     In July 2003, the Board of Directors discontinued the Compliance Committee as a standing committee in favor of ongoing review of compliance by the full Board of Directors. In each 2003 board meeting, after receiving the Company's routine compliance reports, the Board reviewed compliance by UTMD and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company's own compliance policy, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of Corporate Counsel.

     The policy of the Company is that each member of the Board of Directors is encouraged, but not required, to attend the Annual Meeting.


Stockholder Communications with Directors

     UTMD stockholders who want to communicate with the Board, any of its committees, or with any individual director can write to the Company at 7043 South 300 West, Midvale, UT 84047. Such letter should indicate that it is from a UTMD stockholder. Depending upon the subject matter, management will:

     o forward the communication to the director, directors, or committee to whom it is addressed;

     o attempt to handle the inquiry directly if it is a request for information about UTMD or other matter appropriately dealt with by management; or

     o not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

     At each Board of Directors' meeting, a member of management will present a summary of communications received since the last meeting that were not forwarded to the directors and make those communications available to the directors on request.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is composed of three directors, all of whom are independent as defined in Nasdaq Stock Market Rule 4200(a)(15) and under Rule 10A-3(b)(1) adopted pursuant to the Securities Exchange Act of 1934. The members of the Audit Committee are Stephen W. Bennett, Ernst G. Hoyer and Barbara A. Payne. In July 2003, the Board of Directors adopted an updated Audit Committee charter, which is attached as an appendix to this Proxy Statement. Ernst G. Hoyer is the Board of Directors' designated Audit Committee Financial Expert consistent with The Sarbanes-Oxley Act of 2002.

     The Audit Committee oversees the financial reporting process for UTMD on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the annual financial statements included in the annual report and filed with the Securities and Exchange Commission. The Audit Committee confirmed that the independent auditors have been reviewing the financial information included in the Company's 10-Q reports.

     The Audit Committee met twice during 2003 and once to date in 2004 to review the results of the 2002 audit by Tanner + Co, and the 2003 audit by Jones Simkins, P.C., UTMD's independent auditors. In accordance with Statement on Auditing Standards No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and The Sarbanes-Oxley Act of 2002.

     The Audit Committee has also met with Company management and its independent auditors and discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, the openness and honesty of management, auditor verification of information provided by management, quality control procedures used by auditors in performing the independent audit, and any possible conflicts of interest. The committee elicited recommendations for improving UTMD's internal control procedures. The independent auditors made no such recommendations.

     Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

         Signed and adopted by the Audit Committee this 2nd day of March, 2004:

                                                        Ernst G. Hoyer
                                                        Stephen W. Bennett
                                                        Barbara A. Payne



Report of the Compensation and Option Committee
-----------------------------------------------

     General

     Under the supervision of the Compensation and Option Committee, the Company has developed and implemented compensation policies, plans, and programs that seek to enhance the long-term profitability and growth of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers and other key employees with those of its shareholders. The Compensation and Option Committee of the Board of Directors is responsible for evaluating and recommending specific executive compensation for formal Board approval on an annual basis.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and shareholders.

     There are seven basic objectives for the Company's compensation program:

     (1) Pay for Performance. The basic philosophy is that rewards are provided for the long-term value of individual contribution and performance to the Company. Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and time off).

     (2) Provide for Fairness and Consistency in the Administration of Pay. Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions of the Company.

     (3) Pay Competitively. The Company believes it needs to attract and retain the best people in the industry in order to achieve one of the best performance records in the industry. In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards, and other benefits.

     (4) Conduct an Effective Performance Review Process. The Company believes it needs to encourage individual employee growth and candidly review each individual's performance in a timely way. This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

     (5) Effectively Plan and Administer the Compensation Program. Expenditures for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on shareholder equity.

     (6) Communicate Effectively. The Company believes that an effective communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

     (7) Meet All Legal Requirements. The compensation program must conform to all state and federal employment laws and guidelines.

     The Company uses essentially five vehicles in its compensation program.

     (1) Salary. UTMD sets base salaries by reviewing the aggregate of base salary and annual bonus for competitive positions in the market. Executive base salaries are set at the beginning of each calendar year by the Board of Directors. For senior management, base salaries are fixed at levels somewhat below the competitive amounts paid to senior management with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. Then, annual bonuses and longer term incentive compensation are more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

     (2) Bonuses. UTMD's Management Bonus Plan, which pays sales, research and development, and management bonuses, is generated out of an annual pretax profit-sharing pool, calculated after the year-end independent financial audit has been completed. The Board of Directors has approved 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year's results, as an allocation for the plan. For example, if the Company achieves 20% growth in pretax earnings, the sales, research and development, and management bonus pool will accrue 6% of pretax, prebonus earnings, which will be paid under recommendation of the Compensation and Option Committee and approved by the Board.

     UTMD's management personnel, beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all direct sales representatives, are eligible as participants in the Management Bonus Plan. In 2003, eighty-nine participants were included in the plan. The Management Bonus Plan also funded extraordinary performance bonuses paid to twenty-seven employees during the year, attendance bonuses paid to 102 non-exempt employees, and holiday gifts to all employees.

     The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company within a given period. These payments are made as frequently and contemporaneously as possible to recognize excellent accomplishments when they occur. The awards are funded from the accrued plan described above, and therefore do not impact the Company's financial performance. Senior management is not eligible for these awards.

     For 2003, executive management listed in the table on page 5 received a total bonus of $228,000, which was equal to about 48% of aggregate income and about 47% of the pool accrued per the formula above. Actual individual bonuses result from the Compensation and Option Committee's assessment and the Board's approval of each senior executive's achievement of specific objectives and value of both short-term and long-term contribution to the Company's overall performance.

     (3) Employee Stock Options. The Compensation and Option Committee believes that its awards of stock options have successfully focused the Company's key management personnel on building profitability and shareholder value. The Board of Directors considers this policy highly contributory to growth in future shareholder value. The number of options awarded in 2003 reflects the judgment of the Board of the number of options sufficient to constitute a material, recognizable benefit to recipients. No explicit formula criteria were utilized, other than minimizing dilution to shareholder interests. When taken together with the share repurchase program, the net result of the option program over the last five years has been awarding option shares to key employees at a higher price, and in substantially smaller amounts, than shares actually repurchased in the open market during the same time period. In 1994, shareholders approved the 1994 Employee Stock Option Plan under which up to two million shares could be granted to employees within a ten-year term. The 1994 Plan expired On January 29, 2004, with about 1,200,000 of the two million authorized option share limit expiring because they were never granted. During the same period, UTMD has repurchased over seven million of its shares in the open market. At the 2003 Annual Meeting, shareholders approved the 2003 Employee's and Director's Incentive Plan, under which up to 1.2 million shares may be granted over the ten-year life of the plan. No shares have yet been granted under the 2003 Plan.

     The Board of Directors ordinarily awards employee options each year at its regularly scheduled Board meeting following the audited close of the prior year's financial performance. During 2003, the Board of Directors approved awards to 72 employees of options to purchase a total of 52,200 shares at a price of $17.71 per share. No options in 2003 were awarded to executive management listed on page 5.

     Of the 52,200 options granted to employees in 2003, options representing 4,000 shares have been canceled after termination of services. Employee options vest over a four-year period, with a ten-year exercise period. Management expects to recommend additional options be awarded on an annual basis to the Company's key employees based on its belief that sharing the wealth of the Company with those who help create it is the best way to assure growth in shareholder value. In January 2004, the Board of Directors authorized the CEO to award to employees, during 2004, options to purchase a total of 170,000 shares. On January 29, 2004, options for 121,200 shares were awarded at an exercise price of $25.59 per share. The options vest over a four-year period from the grant date. Included in the January 29 award were options on 50,000 shares granted to executive management listed on page 5.

     (4) 401(k) Retirement Plan. The Compensation and Option Committee believes that a continuance of the Company plan instituted in 1985 is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security. The Company matched a portion of employee contributions in 2003 and paid administrative expenses at a total cost of about $97,000. Of this total amount, executive management received $5,600. For 2004, the Board of Directors has approved continuing the matching formula of 40% of employee contributions, up to certain limits, for employees who meet eligibility requirements.

     (5) Group Benefit Plan. The Company provides a group health, dental, and life insurance plan for its employees consistent with self-funded group plans offered by other similar companies. A portion of the monthly premium cost is generally paid by plan participants. Prior to 1998, all employees, including executive officers and senior managers, paid premiums on the same basis. Between 1998 and 2002, employees being paid wages at a rate of $9.50 or less per hour were provided a 25% discount to the standard premium rates. In 2003, employees with a base annual salary over $45,000 began paying 10-20% more than the standard premium rates, and employees being paid at a rate of $10.50 or less per hour were provided a 25% discount to standard premiums paid by other employees.


     Executive Officer Compensation

     Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Option Committee, comprised of all three outside directors, established base compensation for the CEO. The Committee used surveys of similar companies selected from among the companies with which UTMD's stock is compared in the Stock Performance Chart on page 14, based on variations in industry type, geographic location, size, and profitability as the Committee deemed appropriate. Base salary was fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience and responsibilities at other similarly sized companies engaged in the same or similar businesses. The annual bonus and long-term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

     The annual bonus for the CEO was awarded on the same basis as all employees included in the Management Bonus Plan. At the beginning of the year, plan participants were awarded participation units in the bonus plan, proportional to base salary and responsibility, based on the Committee's determination of the relative contribution expected from each person toward attaining Company goals. Each individual's performance objectives, derived as the applicable contribution needed from that executive to achieve the Company's overall business plan for the year, were reviewed by the Committee. These goals included financial and non-financial goals. Financial goals included net sales, gross profit margin, operating margin, after-tax profits, return on equity, and particularly in the case of the CEO, growth in earnings per share. Non-financial goals included continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent earnings per share growth, reacting to competitive challenges, developing business initiatives to further support critical mass in a consolidating marketplace, promoting the Company's participation in socially responsible programs, protecting intellectual property, maintaining compliance with regulatory requirements, achieving a high regard for the integrity of the Company and its management, and minimizing issues that represent significant business risk factors.

     The amount of bonus paid to the CEO was based on the Committee's evaluation of his success in meeting the respective shorter term performance objectives, supplemented by the Committee's evaluation of his performance and contribution in meeting the Company's longer term financial and non-financial objectives. In 2003, all profitability and cash flow financial measures set in the operating plan at the beginning of the year were met, but targeted sales volume was not met. UTMD achieved annual performance records in gross profit margin, operating profit margin, and net profit margin. In addition, senior management achieved the important outcome of finally favorably concluding the seven year-long patent infringement lawsuit against Tyco International. Excluding the Tyco damages award, UTMD's 2003 earnings per share (eps) increased 10%. However, management has achieved its primary financial objective of 20% compounded annual eps growth for the last six consecutive years combined. The average bonus paid to management participating in UTMD's 2003 Management Bonus Plan was 93% of the prior year. Based on the recommendation of the Compensation and Option Committee in early 2004, the Board of Directors awarded the CEO a bonus for 2003 of $228,000 under the Management Bonus Plan, which was 93% of the prior year's bonus. In addition, the Board set the CEO's calendar 2004 base salary at $250,510. In addition, to recognize the CEO's primary role in achieving the favorable litigation outcome vs. Tyco, the Board authorized payment of a special bonus of $280,000 upon receipt of the Tyco payment for damages and interest, which was received on January 20, 2004 in the amount of $30,944,162.22.

     The Committee intends that stock options serve as a significant component of the CEO's total compensation package in order to retain his efforts on behalf of the Company and to focus his efforts on enhancing shareholder value. 50,000 options were awarded in January 2004 at an exercise price of $25.59 per share. No CEO options had been awarded from1999 through 2003.


     The foregoing report has been furnished by:     Stephen W. Bennett
                                                     Ernst G. Hoyer
                                                     Barbara A. Payne


Compensation and Option Committee Interlocks and Insider Participation

     The members of the Compensation and Option Committee are Stephen W. Bennett, Ernst G. Hoyer, and Barbara A. Payne. No member of such committee is a present or former officer of the Company or any subsidiary. There are no other interlocks. No member of such Committee, his or her family, or his or her affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year. No executive officer of the Company serves as an executive officer, director, or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Option Committee of UTMD.

Outside Directors' Compensation

     In 2003, outside (non-employed) directors received cash compensation of $19,000 each ($23,000 total for executive committee members and $25,000 total for the chairman of the audit committee) plus reimbursement of expenses in attending meetings.

     In 1994, shareholders approved the 1993 Directors' Stock Option Plan under which up to 80,000 shares per year could be granted to outside directors over a ten-year term. The 1993 Plan expired in September 2003. Of the aggregate 800,000 option share limit, 614,000 shares expired since they were never granted. Current outside directors, sensitive to the issue of shareholder dilution, did not approve an award of outside director options in the three years 2000-2002. On September 8, 2003, the Board of Directors awarded options to outside directors in the aggregate amount of 30,000 shares at an exercise price of $24.02 per share. The options vest over a four year period from the grant date. Since the prior award of options to outside directors in January 1999, UTMD had reduced its outstanding shares by almost 4 million shares, and the market price per share has more than tripled. The purpose of the Directors' Stock Option Plan, as ratified and approved by the shareholders at the 1994 annual meeting, was to aid the Company in retaining outside directors without interlocking interests, and to provide directors with an incentive to use their best efforts to promote the success of UTMD's business consistent with all shareholders' interests.

     In 2003, outside directors exercised 27,587 option shares that were granted between 1993 and 1999. None of the shares acquired upon the 2003 exercise of the options has been sold. Outside director options outstanding represent about 18% of total Company options awarded and uncanceled since 1993. The Company is required to pay optionees under the outside directors' option plan the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.

                             STOCK PERFORMANCE CHART

     The following chart compares what an investor's five-year cumulative total return (assuming reinvestment of dividends) would have been assuming initial $100 investments on December 31, 1998, for the Company's Common Stock and the two indicated indices. The Company's Common Stock traded on the Nasdaq National Market from December 1983 until December 26, 1996, when it began trading on the New York Stock Exchange. On March 8, 2000, the Company's stock began trading once again on the Nasdaq National Market.


     Cumulative shareholder return data respecting the Nasdaq Stock Market (U.S. and Foreign) are included as the comparable broad market index. The peer group index is all Nasdaq Stocks with Standard Industrial Classification (SIC) codes 3840-3849. UTMD's primary SIC code is 3841. In past years, UTMD has used as its peer index Nasdaq Stocks with SIC codes 3800 through 3899 for U.S. Companies. UTMD changed to a narrower peer group, Nasdaq companies with SIC codes 3840-3849, all of which are in the medical devices business. The prior index included a broader category of companies including those in the measuring instruments, photo, optical goods and timepieces industries, in addition to companies in the medical devices industry.

                       Five-Year Cumulative Total Returns

                               [GRAPHIC OMITTED]


                                                Dec-98   Dec-99    Dec-00    Dec-01    Dec-02   Dec-03
                                                ------   ------    ------    ------    ------   ------

Utah Medical Products, Inc.                        100    100.0     114.3     207.4     291.0    398.3
Nasdaq Stock Market (US & Foreign)                 100    186.4     112.7      88.9      61.2     92.3
Nasdaq Stocks (SIC 3840-3849) Medical Devices,     100    121.1     124.9     137.3     111.1    164.3
Instruments and Supplies


--------------------------------------------------------------------------------
                         INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


     The Board of Directors retained Jones Simkins, P.C. as the Company's auditor and independent certified public accountants for the year ended December 31, 2003. For the prior two years ended December 31, 2001 and 2002, the Board retained Tanner + Co. as the Company's auditor and independent certified public accountants. The selection of the Company's auditors for the current fiscal year is not being submitted to the shareholders for their consideration in the absence of a requirement to do so. The selection of the independent auditors for 2004 will be made by the Company's Audit Committee of the Board of Directors, at such time as they may deem it appropriate. There are and have been no disagreements on accounting policies or practices between the Company and either its current or past auditors.

     Representatives of Jones Simkins, P.C. will be present at the Annual Meeting and have the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate shareholder questions.


Audit Fees

     During 2003 and 2002, UTMD paid Tanner + Co. $43,660 and $38,450, respectively, for professional services rendered for the audit of its annual financial statements and for reviews of the financials included in UTMD's quarterly reports on Form 10-Q.


Audit-Related Fees

     UTMD did not pay Tanner + Co. or Jones Simkins, P.C. any audit-related fees during 2003 or 2002.


Tax Fees

     During 2003 and 2002, UTMD paid Tanner + Co. $26,075 and $22,410, respectively, for tax filing, preparation, and tax advisory services.


All Other Fees

     During 2003, prior to being retained as auditor and independent certified public accountants for year ended December 31, 2003, Jones Simkins, P.C. received $30,458 for accounting services. UTMD paid no other fees to Jones Simkins, P.C. in 2002, and paid no other fees to Tanner + Co. in either 2003 or 2002.


Audit Committee Policy and Approval

     The engagements of UTMD's auditors to perform all of the above-described services were approved by the Audit Committee before UTMD entered into the engagements, and the policy of the Audit Committee is to require that all services performed by the independent auditor be preapproved by the Audit Committee before the services are performed.


Auditor Independence

     The Audit Committee has considered whether the provision of the services rendered for nonaudit matters is compatible with maintaining Jones Simkins' independence and concluded that its independence was not impaired by performing such work for the Company.

--------------------------------------------------------------------------------
                              SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

     No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Shareholders will be held during May 2005. Shareholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2005 Annual Meeting of Shareholders of the Company, provided such proposals are received by the Company no later than November 21, 2004, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of the Company.



--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

Other Business

     Management does not know of any business other than that referred to in the Notice that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. Whether or not you sign a proxy, we encourage you to attend the meeting.


                                        By Order of the Board of Directors,
                                        UTAH MEDICAL PRODUCTS, INC.

                                        /s/ Kevin L. Cornwell

Salt Lake City, Utah                    Kevin L. Cornwell
March 19, 2004                          Chairman and CEO